Exhibit 23.1

INDEPENDENT Auditors’ CONSENT

We consent to the incorporation by reference in the Registration Statements of Akerna Corp. on Form S-3 (File No. 333-232694) and Form S-8 (File No. 333-233480) of our report dated May 29, 2020 with respect to our audits of the financial statements of Solo Sciences, Inc. as of December 31, 2019 and 2018 and for the years then ended, which report is included in this Current Report on Form 8-K/A of Akerna Corp.

/s/ Marcum llp

Marcum llp

New York, NY

May 29, 2020